EXHIBIT 21






                              State of Subsidiary


                                 Incorporation


                            THE QUAKER OATS COMPANY



                  ACTIVE DOMESTIC SUBSIDIARIES AS OF 12/31/98



SUBSIDIARY                                STATE OF INCORPORATION

The Gatorade Company                      Delaware

Gatorade Puerto Rico Company              Delaware

Golden Grain Company                      California

Grocery International Holdings, Inc.      Delaware

QO Coffee Holdings Inc.                   Delaware

Quaker Oats Asia, Inc.                    Delaware

Quaker Oats Europe, Inc.                  Illinois

Quaker Oats Holdings, Inc.                Delaware

Quaker Oats Music, Inc.                   Delaware

Quaker Oats Philippines, Inc.             Delaware

Quaker South Africa, Inc.                 Delaware

Quaker Spain, Inc.                        Delaware

Stokely-Van Camp, Inc.                    Indiana

SVC Equipment Company                     Delaware

SVC Latin America, Inc.                   Delaware

SVC Latin America, LLC                    Delaware



                  ACTIVE FOREIGN SUBSIDIARIES AS OF 12/31/98


SUBSIDIARY                                         COUNTRY

Elaboradora Argentina de Cereales, S.A.            Argentina

The Gatorade Company of Australia Pty. Ltd.        Australia

Quaker Oats Australia, Pty. Ltd.                   Australia

Quaker Oats Foreign Sales Corp.                    Barbados

QUIC Ltd.                                          Bermuda

Quaker Brasil, Ltda.                               Brazil

Fester Industria Alimenticia Ltda.                 Brazil

The Quaker Oats Company of Canada Limited          Canada

Quaker de (Chile) Ltda.                            Chile

Guangzhou Quaker Oats Food and Beverage Co. Ltd.   China

Productos Quaker, S.A.                             Colombia

Quaker Oats Limited                                England

Quaker Trading Limited                             England

The Quaker Beverages GmbH                          Germany

Quaker Beverages Italia, S.p.A.                    Italy

Quaker Oats Japan, Ltd.                            Japan

Quaker Products (Malaysia) Sdn. Bhd.               Malaysia

Productos Quaker de Mexico, S.A. de C.V.           Mexico

Quaker de Mexico, S.A. de C.V.                     Mexico

Quaker Oats B.V.                                   The Netherlands

QO Puerto Rico, Inc.                               Puerto Rico

Quaker Bebidas, S.L.                               Spain

Productos Quaker, C.A.                             Venezuela





                        DOMESTIC JOINT VENTURES


Rhone Poulenc                            The Quaker Oats Company   50%
                                         Rhone Poulenc             50%


Uni-Quaker Ltd. South Africa             Quaker South Africa, Inc. 50%
                                         Uni-mill Pty. Ltd.        50%




                        FOREIGN JOINT VENTURES


P.T. Gatorade Indonesia            The Quaker Oats Company           90%
                                   P.T. AdeS Alfinda Putrasetia      10%

Shanghai Guan Sheng Yuan Quaker    The Quaker Oats Company           70%
Oats Co. Ltd.                      Guan Sheng Yuan                   30%

Shanghai Quaker Oats Beverages Co. The Quaker Oats Company           80%
Ltd.                               Shanghai Bomy Foodstuffs Co. Ltd. 10%
                                   Chou Chin Industrial (H.K.) Ltd.  10%